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                                                                   Exhibit 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2002, except for the second paragraph of Note 1 and the third paragraph of Note 12, as to which the date is December 20, 2002, relating to the financial statements and financial statement schedule, which appears in Brooks-PRI Automation Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Boston, Massachusetts.
January 24, 2003